EXHIBIT 5.1

50 West Liberty Street, Suite 1000, Reno NV 89501 Phone: 775.323.1980 3960 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169 Phone: 702.387.6073 ShermanHoward.com

June 7, 2023

AgEagle Aerial Systems Inc.

8863 East 34th Street North

Wichita, Kansas 67226

Re: AgEagle Aerial Systems Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 16,720,000 shares (the “Shares”) of common stock, $0.001 par value per share, under a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”).

The Shares are being issued and sold by the Company pursuant to a Securities Purchase Agreement, dated as of June 5, 2023 (the “Securities Purchase Agreement”) filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission (the “Current Report”), as well as an effective registration statement (the “Registration Statement”) on Form S-3 (File No. 333-252801), the statutory prospectus dated May 6, 2021, included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated June 7, 2023 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) to be filed with the Commission pursuant to Rule 424(b)(5) promulgated under the Securities Act.

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) the Prospectus;

(c) the Securities Purchase Agreement;

(d) the Current Report;

June 7, 2023 Page 2

(e) resolutions of the Board of Directors related to the approval of the Securities Purchase Agreement and the sale and issuance of the Shares; registration of the Shares under the Securities Act; and authorization of the Company to execute, deliver, and perform its obligations under the Securities Purchase Agreement;

(f) such other corporate records of the Company, certificates, and forms of agreements and instruments as relevant related to the issuance and the registration of the Shares under the Securities Act as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed:

(a) the legal capacity of all natural persons executing the documents;

(b) the genuineness of all signatures on the documents;

(c) the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d) that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder;

(e) other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents; and

(f) the validity and binding effect of the documents on all parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized, and upon issuance pursuant to the terms of the Securities Purchase Agreement, will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention after the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares, as to which we express on opinion.

June 7, 2023 Page 3

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Current Report and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.